Response to Item 77I


Calvert Global Energy Solutions Fund- Series 4
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Global Water Fund- Series 5
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Green Bond Fund-Series 6
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Small-Cap Fund- Series 2
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.